 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: MARCH 6, 2014

 333-183521
Commission File Number

Discount Coupons Corporation
(Exact name of Registrant as specified in its charter)

Florida	27-3261246
(State of incorporation)	(IRS Employer ID Number)

5584 Rio Vista Drive, Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)

Telephone (727) 324-0161
(Registrant’s telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

All Correspondence to:

Frederick M. Lehrer, Esquire
Attorney and Counselor at Law
285 Uptown Road, 402
Altamonte Springs, Florida 32701
Office: (321) 972-8060
Cell: (561) 706-7646
Email: flehrer@securitiesattorney1.com
Website: www.securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Discount Coupons is referred to herein as “we”, “our” or “us”,

Item 3.03 Material Modification to Rights of Security Holders.

On January 17, 2014 and January 24, 2014, respectively, our shareholders (by majority vote) and our Board of Directors (by unanimous vote) approved an increase to our authorized shares of Common Stock, $.00001 par value ("Common Stock") from 30,000,000 Common Stock Shares to 50,000,000 Common Stock Shares. The Amendment to the Certificate of Incorporation was approved by the State of Florida on March 6, 2014 to effectuate the increase in Common Stock (the “Increase). A copy of the Amendment to the Certificate of Incorporation is included as Exhibit 3.0 to this Report.

Discussion of the Amendment

Under our Certificate of Incorporation, our Board of Directors has authority to issue authorized and unissued shares of Common Stock subject to obtaining approval from the holders of the Common Stock that hold a majority of the issued and outstanding common stock shares. Each share of Common Stock is entitled to one vote.

Purpose

It is important we preserve our flexibility to issue additional shares of Common Stock. The Board and the Consenting Shareholders believe that the authorization of additional authorized shares of Common Stock is necessary to provide us with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for the shares to be issued pursuant to existing agreements or upon the exercise of stock options, warrants or other convertible securities, currently outstanding.

Effects of An Increase in Authorized Shares

Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine. Holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the Over the Counter Bulletin Board ("OTCBB") or other market which we qualify Common Stock for trading, as the case may be, and the judgment of the Board regarding the submission of such issuance to a vote of our stockholders. Our stockholders have no preemptive rights to subscribe to newly issued shares.

Moreover, it is possible that additional shares of Common Stock would be issued under circumstances which would make the acquisition of a controlling interest in us more difficult, time-consuming, costly or otherwise discourage an attempt to acquire control of us. Under such circumstances the availability of authorized and unissued shares of Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of us by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board in opposing such an attempt by a third party to gain control of us or could also be used to dilute ownership of a person or entity seeking to obtain control of us. Although we do not currently contemplate taking such action, shares of Common Stock could be issued for the purposes and effects described above and the Board reserves its rights to issue such stock for such purposes.

The authorization of additional shares of Common Stock pursuant to this Amendment will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our present stockholders, such issuance could have a dilutive effect on the earnings per share and voting power of present stockholders. If such dilutive effect on earnings per share occurs, we expect that any such dilutive effect would be relatively short in duration. As described above, we believe that the increase in the number of authorized shares of Common Stock will provide the flexibility needed to meet corporate objectives and is in the best interest of our stockholders.

Notice to Non-Consenting Shareholders

On April 7, 2014, we sent the Non-Consenting Shareholders the Notice of Corporate Action in connection with the Increase.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See item 3.03 above

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Exhibit Description

Exhibit 3.0	Articles of Amendment*

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

DISCOUNT COUPONS CORPORATION

Date: April 7, 2014	By:	/s/ Pat Martin
		Name:	Pat Martin
		Title:	Chief Executive Officer

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